Exhibit 10.33

DIRECTOR’S

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of                     , is made by and between The Wet Seal, Inc., a Delaware corporation (the “Company”), and                         , who is currently serving as a director of the Company (the “Indemnitee”).

WHEREAS, the Indemnitee is currently serving as a director of the Company;

WHEREAS, the Company has determined that it is in the best interests of the Company to enter into indemnification agreements with its current directors;

WHEREAS, the Company desires that the Indemnitee continue to serve as a director of the Company and the Indemnitee is willing, under the current circumstances, to continue to serve as a director of the Company;

WHEREAS, the Indemnitee is currently entitled to indemnification under the Delaware General Corporation Law (the “DGCL”), the Restated Certificate of Incorporation of the Company, as amended (the “Restated Certificate”) and the By-Laws of the Company (the “By-Laws”), which the Indemnitee does not regard to be adequate protection against the risks associated with his service to or at the request of the Company;

WHEREAS, it is the intention of this Agreement to provide indemnification protection to and rights for the Indemnitee whenever he is subject to a Proceeding (as defined herein), whether the Indemnitee then is a director or other Agent (as defined herein) or not; and

WHEREAS, the Company has concluded that additional protection is appropriate for its directors.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

(a) “Agent” of the Company shall mean any person who was, is or may be in the future a director, officer, employee, agent or fiduciary of the Company or a Subsidiary, or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or entity, including service with respect to an employee benefit plan.

(b) “Disinterested Director” of the Company shall mean a director of the Company who is not and was not a party to the Proceeding for which indemnification is being sought by the Indemnitee.

(c) “Expenses” shall include all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ and experts’ fees, costs, retainers, court costs, transcripts, witness fees, travel expenses, duplicating costs, printing costs, binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) actually incurred by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the DGCL, the Restated Certificate, the By-Laws or otherwise.

(d) “Independent Legal Counsel” shall mean a law firm, a member of a law firm or an independent practitioner, who is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(e) “Proceeding” shall mean any threatened, pending or completed action, arbitration, mediation, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

(f) “Subsidiary” shall mean any corporation, partnership, joint venture or other enterprise, a majority of whose equity interests are owned or controlled by the Company, directly or through one or more other persons or entities.

Section 2. Agreement to Serve. The Indemnitee agrees to serve as a director or Agent of the Company, at the Indemnitee’s will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the By-Laws or the By-Laws of any Subsidiary, until such time as he tenders his resignation in writing or his term is otherwise completed; provided, however, that nothing contained in this Agreement is intended to create any right to continued service as a director or other Agent of the Company; provided further, that nothing contained in this Agreement (as opposed to any separate agreement) shall prevent the Indemnitee from resigning his position or positions at the Company.

Section 3. Mandatory Indemnification. Subject to the limitations set forth in Section 7, if the Indemnitee is a person who was, is or may in the future be a party or is or may in the future be threatened to be made a party to or is or may in the future be involved, including involvement as a witness, in any Proceeding, including any Proceeding by or in the right of the Company, any Subsidiary or any affiliate of the Company or any Subsidiary, by reason of the fact that he is or was or has agreed to become a director or another Agent, or by reason of any action alleged to have been taken or omitted by him in any such capacity, the Company shall indemnify the Indemnitee (whether he is then a director or other Agent or not) against all Expenses, liability and loss (including, but not limited to, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Act of 1974 and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such Proceeding; provided, however, that except as provided in Section 7(c) with respect to a Proceeding seeking to enforce rights to indemnification or other rights under this Agreement, the Company shall indemnify the Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee only if such Proceeding (or part thereof) was authorized by either the Board of Directors of the Company or the Disinterested Directors thereof.

Section 4. Mandatory Advancement of Expenses. The Company shall advance all Expenses as and when incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party or with respect to which the Indemnitee is otherwise involved (including involvement as a witness) as a director or another Agent of the Company. The Indemnitee hereby undertakes to repay such amounts advanced if, but only if and to the extent that, it shall ultimately be determined pursuant to the provisions hereof that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby or under applicable law. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company, which request shall reasonably evidence such Expenses incurred; provided, however, that, if and to the extent that the DGCL requires, an advancement of Expenses incurred by the Indemnitee in his capacity as a director or another Agent of the Company shall be made only upon delivery of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it ultimately shall be determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified for such Expenses under this Agreement or otherwise.

Section 5. Partial Indemnification.

If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company nevertheless shall indemnify the Indemnitee for the portion of such Expenses, judgments, fines or penalties to which the Indemnitee is entitled.

Section 6. Notice and Other Indemnification Procedures.

(a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that the indemnification with respect thereto properly may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof. The failure to notify or promptly notify the Company shall not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement, and shall relieve the Company from liability hereunder only to the extent the Company actually and materially has been prejudiced.

(b) If, at the time of the receipt of a notice pursuant to Section 6(a), the Company has directors’ and officers’ liability insurance (“D&O Insurance”) in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurer or insurers in accordance with the procedures set forth in the D&O Insurance policy or policies. The Company thereafter shall take all necessary or desirable action to cause such insurer or insurers to pay, to or on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy or policies.

(c) In the event the Company shall be obligated to pay the Expenses of the Indemnitee in connection with any Proceeding, the Company shall be entitled to assume the defense of such Proceeding, with counsel subject to the reasonable approval of the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel or other Expenses subsequently incurred by the Indemnitee with respect to the same Proceeding; provided that (i) the Indemnitee shall have the right to employ his own counsel in any such Proceeding at the Indemnitee’s expense and (ii) if (A) the employment of counsel by the Indemnitee previously has been authorized by the Company, or (B) the Indemnitee shall have concluded upon the advice of counsel that there is a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or the Indemnitee reasonably believes it is in his best interest to retain separate counsel, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, the Expenses, including the fees and expenses of the Indemnitee’s counsel, shall be paid by the Company.

(d) All payments of Expenses and other amounts by the Company to the Indemnitee pursuant to this Agreement shall be made as soon as practicable after a written demand therefor by the Indemnitee is presented to the Company, but in no event later than (i) twenty (20) days after such demand is presented or (ii) such later date as may be permitted for the determination of entitlement to indemnification pursuant to Section 7, if applicable; provided, however, that the advancement of Expenses shall be made within the time provided in Section 4.

Section 7. Determination of Right to Indemnification.

(a) To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 3 or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee pursuant to Section 3 against Expenses actually and reasonably incurred by him in connection with the investigation, defense or appeal of such Proceeding. If the Indemnitee has not been successful on the merits or otherwise in any such defense, the Company also shall indemnify the Indemnitee pursuant to Section 3 unless, and only to the extent that, the Indemnitee has not met the applicable standard of conduct under the DGCL as it now exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).

(b) The determination as to whether the Indemnitee is entitled to indemnification shall be made as follows: (1) if requested by the Indemnitee, by Independent Legal Counsel selected by the Indemnitee with the consent of the Company (which consent shall not be unreasonably withheld) or (2) if no request is made by the Indemnitee for a determination by Independent Legal Counsel, (i) by a quorum of the Board of Directors consisting of Disinterested Directors or (ii) if such quorum is not obtainable or, even if obtainable, if a quorum of Disinterested Directors so directs, by Independent Legal Counsel in a written opinion.

(c) Notwithstanding a determination that the Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which that Proceeding is or was pending, or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification or the advance payment of Expenses pursuant to this Agreement, the Restated Certificate, the By-Laws or Section 145 of the DGCL as it now exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). The burden of proof shall be on the Company in any such suit to demonstrate that the Indemnitee is not entitled to indemnification or advance payment of Expenses. The Indemnitee’s Expenses incurred in successfully establishing his right to indemnification or advancement of Expenses, in whole or in part, in any such action (or settlement thereof) shall be paid by the Company.

(d) Notwithstanding anything in Section 3 or 4 to the contrary, the Company shall not be liable under this Agreement to make any indemnity payment or advancement of Expenses in connection with any Proceeding (i) to the extent that payment actually is made, within the time frame contemplated by this Agreement, to or on behalf of the Indemnitee under an insurance policy paid for by the Company, except in respect of any amount in excess of the limits of liability of such policy or any applicable deductible under such policy; (ii) to the extent that payment has been or will, within the time frame contemplated by this Agreement, be made to the Indemnitee by the Company otherwise than pursuant to this Agreement; or (iii) to the extent that there was a final adjudication by a court of competent jurisdiction that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to indemnification under the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).

Section 8. Limitation of Actions and Release of Claims. No Proceeding shall be brought and no cause of action shall be asserted by the Company or any Subsidiary or by any person or entity on behalf of the Company or any Subsidiary against the Indemnitee, his spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such Proceeding is based; provided, however, that in the event that the Indemnitee fraudulently has concealed the facts underlying such cause of action, no Proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of (i) the date the Company or any Subsidiary discovers such facts or (ii) the date the Company or any Subsidiary could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Company or any Subsidiary, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This Section 8 shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof but as to which the Company has no actual knowledge apart from the Indemnitee’s knowledge.

Section 9. Non-exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the

Indemnitee may have under any provision of law, the Restated Certificate of Incorporation or the By-Laws, a vote of the Company’s stockholders or Disinterested Directors, any other agreement, or otherwise, both as to administrators in his official capacity and to action in another capacity while occupying his position as an Agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

Section 10. Settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding without its prior written consent, which consent shall not be unreasonably withheld by the Company. The Company shall not settle any Proceeding as it relates to the Indemnitee without the Indemnitee’s prior written consent. In the event that such consent is not given by either the Company or the Indemnitee, as the case may be, and the parties hereto are unable to agree on a proposed settlement, Independent Legal Counsel shall be retained by the Company, at its expense, with the consent of the Indemnitee, which consent shall not be unreasonably withheld, for the purpose of determining whether or not the proposed settlement is reasonable under all the circumstances; and if Independent Legal Counsel determines the proposed settlement is reasonable under all the circumstances, the settlement may be consummated without the consent of the other party; provided, however, that no settlement which would impose any penalty or limitation on the Indemnitee shall be made for the benefit of or imposed upon the Indemnitee without his prior written consent.

Section 11. Subrogation Rights. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against any person or organization and the Indemnitee shall take all actions that reasonably may be requested to secure such rights; provided, that the Indemnitee shall not be required to admit any liability or waive any attorney-client privilege.

Section 12. Allowance for Compliance with Commission Requirements. The Indemnitee acknowledges that the Securities and Exchange Commission (the “Commission”) has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933 (the “Act”) is against public policy as expressed in the Act and is, therefore, unenforceable. The Indemnitee hereby acknowledges and agrees that it will not be a breach of this Agreement for the Company to undertake with the Commission in connection with the registration for sale of any shares or other securities of the Company from time to time that, in the event a claim for indemnification against such liabilities (other than the payment by the Company of Expenses incurred or paid by a director or officer of the Company in the successful defense of any Proceeding) is asserted in connection with such shares or other securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether or not such indemnification by the Company is against public policy as expressed in the Act and the Company will be governed by the final adjudication of such issue. The Indemnitee further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Agreement.

Section 13. Scope.

(a) Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Restated Certificate, the By-Laws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or another Agent, such change shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or another Agent, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) The Indemnitee’s rights hereunder shall apply to claims made against the Indemnitee arising out of alleged acts or omissions which occurred prior to the date hereof as well as those which occur after the date hereof.

Section 14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13.

Section 15. Modification and Waiver.

(a) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(b) In the event the Company enters into an indemnification agreement with another Agent containing a term or terms more favorable to the indemnitee than the terms contained herein (as determined by the Indemnitee), the Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution by the company of each indemnity agreement with an Agent (i) the Company shall send a copy of the indemnity agreement to the Indemnitee, and (ii) if requested by the Indemnitee, the Company shall prepare, execute and deliver to the Indemnitee an amendment to this Agreement containing such more favorable term or terms.

Section 16. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the heirs, executors, administrators, successors and legal assigns of the parties hereto.

Section 17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been given at the time when mailed, enclosed in a registered or certified postpaid envelope, in any general or branch office of the United States Postal Service, or sent by overnight courier service, addressed to the address of the parties as set forth on the signature page of this Agreement or to such changed address as such party may have fixed by notice or, if given by facsimile, when such facsimile is transmitted and the appropriate answerback is received.

Section 18. Governing Law. This Agreement shall be governed exclusively by and construed according to the internal laws of the State of Delaware, without regard to its conflicts of law rules.

Section 19. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware and the Company irrevocably consents to the jurisdiction of any court in which the Indemnitee brings action pursuant to Section 7(c), for all purposes in connection with any Proceeding which arises out of or relates to this Agreement. The Company agrees not to initiate any such action or Proceeding in any state other than Delaware and both the Company and the Indemnitee hereby agree to waive their right to a trial by jury in any such Proceeding.

Section 20. Assignment. Neither this Agreement nor any duties or responsibilities pursuant hereto may be assigned by the Company to any other person or entity without the prior written consent of the Indemnitee.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

THE WET SEAL, INC.

By:
Name:
Title:

INDEMNITEE

Name:

Address:

Facsimile:

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